Exhibit 99.2

AudioEye Announces Execution of Reverse Stock Split

TUCSON, Ariz., Aug. 7, 2018 /PRNewswire/ -- AudioEye, Inc. (OTCQB: AEYE) ("AudioEye" or the "Company") the leader in cloud-based software-as-a-service (SaaS) digital content accessibility solutions, today announced that its previously disclosed a 1-for-25 reverse stock split of its issued and outstanding common stock (the "Reverse Split") is expected to become effective prior to the open of the market on August 8, 2018, and the Company's common stock should begin trading on a split-adjusted basis when the market opens on August 8, 2018. The Company's common stock will continue to trade on the OTCQB under the symbol "AEYE" and the new CUSIP number will be 050734 201. As a result of the Reverse Split, each twenty-five pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders. No fractional shares will be issued as a result of the Reverse Split. Any fractional share resulting from such aggregation of common stock upon the Reverse Split shall be rounded up and converted to the nearest whole share of common stock.

As previously announced, the Company's Board of Directors and a majority of the Company's outstanding voting power approved the Reverse Split. On August 1, 2018, the Company filed the Certificate of Amendment to the Company's Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect the Reverse Split and to set the number of authorized shares of common stock at 50,000,000.

The Reverse Split will allow the Company to pursue a listing on the Nasdaq Capital Market ("NASDAQ"), which, upon listing, would make its common stock more attractive to a broader range of institutional and other investors.

The Company is continuing to work diligently to pursue its application to have its common stock approved for trading on NASDAQ. Before any listing of the common stock on NASDAQ can occur, NASDAQ will need to approve the Company's application for listing after the Reverse Split is completed. There can be no assurance that NASDAQ will approve the Company's application.

Additional information about the Reverse Split can be found in the Company's Schedule 14C filed with the Securities and Exchange Commission on July 10, 2018, a copy of which is available at www.sec.gov.

About AudioEye, Inc.

AudioEye is a technology company serving businesses committed to providing equal access to their digital content. Through patented technology, subject matter expertise and proprietary processes, AudioEye is transforming how the world experiences digital content. Leading with technology, AudioEye identifies and resolves issues of accessibility and enhances the user experience, making digital content more accessible and more usable for more people.

AudioEye's common stock trades on the OTCQB under the symbol "AEYE." The Company maintains offices in Tucson, Atlanta and Washington D.C. For more information about AudioEye and its online accessibility solutions, please visit https://www.audioeye.com.

Forward Looking Statements

Any statement in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the effectiveness of the Reverse Split, including FINRA's and NASDAQ's approval thereof, the Company's plans to list its common stock on NASDAQ and the impact the Reverse Split or any such listing may have on the Company's business, prospects and/or stock price. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

For further information, please contact:

Matt Kreps, Darrow Associates Investor Relations
Email: mkreps@darrowir.com
Phone: (214) 597-8200

Todd Bankofier, AudioEye, Inc. Chief Executive Officer
Email: tbankofier@audioeye.com
Phone: (520) 308-6140